Exhibit 99.1

Gene Logic Names New CEO

—Charles L. Dimmler, III, Appointed President and CEO—
—Mark Gessler Continues with the Company—

GAITHERSBURG, Md.—March 22, 2007—Gene Logic Inc. (NASDAQ: GLGC) Chairman of the Board of Directors J. Stark Thompson announced today that the Company has elected Charles L. Dimmler, III, to serve as President and Chief Executive Officer. Mr. Dimmler’s appointment expands the senior management resources available to implement the Company’s recently announced strategic plan.

Mark D. Gessler will remain at the Company and on the Board of Directors, focusing on key strategic initiatives.

Mr. Thompson stated that, “The Board selected Mr. Dimmler, recognizing his extensive knowledge of the Company and its strategic plan, his experience in the life sciences industry, and his strong executive and personal qualities.”

Mr. Dimmler will take up his new duties effective immediately, and he remains on the Gene Logic Board. Mr. Dimmler, 65, has worked for more than 20 years in life sciences financing and has extensive management experience, including in life sciences and biotechnology companies. Mr. Dimmler has served as a director of the Company since May 1996.

Gene Logic Overview
Gene Logic is transforming into a biopharmaceutical development company through partnerships with pharmaceutical companies. Our partners provide Gene Logic with access to their drug candidates that have been assessed as safe in human clinical trials but discontinued for other reasons. Gene Logic applies its drug indication platform to find new therapeutic uses for the drug candidates. Gene Logic expects to receive milestone payments and royalties on drug candidates that our partners choose to develop based on the indications we find or, if the partner elects not to pursue such new indications, Gene Logic may receive ownership and development rights.

Gene Logic has also developed proprietary genomics databases and services to enable customers worldwide to discover and prioritize drug targets, identify biomarkers, predict toxicity and understand mechanisms of toxicity, and obtain insights into the efficacy of specific compounds. We continue to offer customers these services and licenses to the databases. Such databases, services and expertise are also a vital part of our drug indication platform. We are now seeking strategic alternatives to use our Genomics assets capabilities and expertise for molecular diagnostics.

Founded in 1994, Gene Logic is headquartered in Gaithersburg, Md., with additional research and development facilities in Cambridge, Mass. The Company currently has about 150 employees worldwide. For more information, visit www.genelogic.com or call toll-free - 1/800/GENELOGIC.

Safe Harbor Statement
This press release contains “forward-looking statements,” as such term is used in the Securities Exchange Act of 1934, as amended. Such forward-looking statements include the Company’s ability to identify strategies for making its businesses successful and the impact of such strategies on our business and financial performance and on shareholder value. Forward-looking statements typically include the words “expect,” “anticipate,” “believe,” “estimate,” “intend,” “may,” “will,” and similar expressions as they relate to Gene Logic or its management. Forward-looking statements are based on our current expectations and assumptions, which are subject to risks and uncertainties. They are not guarantees of our future performance or results. Our actual performance and results could differ materially from what we project in forward-looking statements for a variety of reasons and circumstances, including particularly such risks and uncertainties that may affect the Company’s operations, financial condition and financial results and that are discussed in detail in the Company’s Annual Report on Form 10-K and our other subsequent filings with the Securities and Exchange Commission. They include, but are not limited to: whether we will be able to identify and successfully implement strategies, on favorable terms or at all, for improving the performance and value of our businesses and improving the value of our Genomics business and whether repositioned compounds are successfully returned to our customers’ pipelines and generate sales, and resulting milestones and royalties for the Company or whether we acquire repositioned compounds on acceptable terms and are able to derive revenue from these compounds through licensing or otherwise, whether we can enter into agreements to develop sufficient compounds to fulfill our plans for the Drug Repositioning Division, and improving the value of our businesses to shareholders; whether there will be remaining price adjustments or liabilities associated with the sale of the Pre-Clinical Division, whether we will be able successfully to manage our existing cash adequately and whether we will have access to financing on sufficiently favorable terms to maintain our businesses and effect our strategies, including development of repositioned compounds; whether we will be able to recruit and retain qualified personnel, particularly in light of our restructuring efforts; potential negative effects on our operations and financial results from workforce reductions, other restructuring activities, and the evaluation of strategic options; the potential loss of significant customers; the possibility of further write-down of the value of certain intangible assets of the Company, including goodwill associated with the Genomics Division; and the possibility of delisting from NASDAQ Global Markets, which could have an adverse effect on the value of our stock. Gene Logic undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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For further information, please contact:
Gene Logic Inc. Philip L. Rohrer, Jr. (investors) Chief Financial Officer 301.987.1700 Email: prohrer@genelogic.com	Gene Logic Inc. Christopher Culotta (investors and media) Director, Strategic Communications 301.987.1752 Email: cculotta@genelogic.com